As filed with the Securities and Exchange Commission on May 25, 2004
Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
 UNDER
 THE SECURITIES ACT OF 1933

Ross Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-1390387

(State or other jurisdiction of incorporation or other organization)	I.R.S. Employer Identification No.)

8333 Central Avenue
Newark, CA 94560-3433

(Address principal executive offices) (Zip code)

Ross Stores, Inc.

2004 Equity Incentive Plan

(Full title of the Plan)

Mark S. Askanas
General Counsel and Senior Vice President,
Human Resources
Ross Stores, Inc.
8333 Central Avenue
Newark, CA 94560-3433

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (510) 505-4415.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share[3]	Proposed maximum aggregate offering price	Amount of registration fee

2004 Equity Incentive Plan
Common Stock Par Value $0.01	18,500,000	$24.34	$450,290,000.00		$57,051.74
			Registration fee offset[4]	-$	10,784.81
TOTAL					$46,266.93

1 The securities to be registered include options and purchase rights, as the case may be, to acquire such Common Stock.

2 Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3 The offering price is estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee.  As to the shares available for grant under the 2004 Equity Incentive Plan, the price is based upon the average of the high and low prices of the Common Stock on May 20, 2004 as reported on the National Association of Securities Dealers Automated Quotations System.

4 Pursuant to Rule 457(p) under the Securities Exchange Act of 1933, the registration fee is offset by registration fees previously paid by the registrant with respect to unsold shares of common stock registered under Registration Statement No. 333-34988 on Form S-8 filed on April 18, 2000 which registration fee of $10,784.81 were paid with respect to 3,500,000 unsold shares.  The registrant has deregistered such shares by post-effective amendment. The unsold shares are shares that remained available for grant under the Ross Stores, Inc. 2000 Equity Incentive Plan (the “2000 Plan”) upon its termination.  The registrant adopted, effective May 20, 2004, the Ross Stores, Inc. 2004 Equity Incentive Plan which replaces the 2000 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

               Ross Stores, Inc. (the “Company”) hereby incorporates by reference in this registration statement the following documents:

                (a)          The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year ended January 31, 2004, as filed with the Securities and Exchange Commission on April 15, 2004.

                (b)          All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

                (c)          The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities

                 Inapplicable.

Item 5.     Interests of Named Experts and Counsel

                 Inapplicable.

Item 6.     Indemnification of Directors and Officers

                         Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.”  While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission.  The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit.  As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under

Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

                         Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation.  The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law.  The Company’s Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify.  The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises.  The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                         Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.     Exemption From Registration Claimed

                 Inapplicable.

Item 8.     Exhibits

                 See Exhibit Index.

Item 9.     Undertakings

                         The undersigned registrant hereby undertakes:

                (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                        (i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

                                        (ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                        (iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                         (2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on May 24, 2004.

ROSS STORES, INC.

By:	/s/ MARK S. ASKANAS

Mark S. Askanas General Counsel and Senior Vice President, Human Resources

POWER OF ATTORNEY

          The officers and directors of Ross Stores, Inc. whose signatures appear below, hereby constitute and appoint Michael Balmuth and John G. Call, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 24, 2004.

Signature	Title

/s/ MICHAEL BALMUTH	Vice Chairman and Chief Executive Officer, Director

Michael Balmuth

/s/ JOHN G. CALL	Senior Vice President, Chief Financial Officer and Corporate Secretary

John G. Call

/s/ NORMAN A. FERBER	Chairman of the Board, Director

Norman A. Ferber

/s/ K. GUNNAR BJORKLUND	Director

K. Gunnar Bjorklund

Director

Michael J. Bush

Director

Sharon Garrett

/s/ STUART G. MOLDAW	Chairman Emeritus and Director

Stuart G. Moldaw

Director

G. Orban

/s/ JAMES C. PETERS	Director, President and Chief Operating Officer

James C. Peters

/s/ DONALD H. SEILER	Director

Donald H. Seiler

EXHIBIT INDEX

3.1

Corrected First Restated Certificate of Incorporation dated and filed with the Delaware Secretary of State on March 17, 1999, is incorporated by reference to Exhibit 3.1 of the Company’s Form 10-K filed for its fiscal year ended January 30, 1999 as filed with the Securities and Exchange Commission on April 22, 1999 (No. 000-14678).

3.2

Amended Bylaws, dated August 25, 1994, is incorporated by reference to Exhibit 3.2 to Company’s Form 10-Q filed for its quarter ended July 10, 1994 as filed with the Securities and Exchange Commission on September 13, 1994 (No. 000-14678).

5	Opinion of Legality

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP, Independent Auditors

24	Power of Attorney (included in signature pages to this registration statement)

EXHIBIT 5

[LETTERHEAD OF GRAY CARY WARE & FREIDENRICH LLP]
2000 University Avenue, East Palo Alto, CA 94303-2248
Phone: 650-833-2000	Fax: 650-833-2001	www.graycary.com

May 24, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

          As legal counsel for Ross Stores, Inc., a Delaware corporation (the “Company”), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 18,500,000 shares of the Common Stock, $0.01 par value, of the Company which may be issued pursuant to the exercise of options and purchase rights granted under the Ross Stores, Inc. 2004 Equity Incentive Plan (the “Plan”).

          We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States.  As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations.  We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

          Based on such examination, we are of the opinion that the 18,500,000 shares of Common Stock which may be issued upon exercise of options and purchase rights granted under the Plan are duly authorized shares of the Company’s Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

Respectfully submitted,

/s/ GRAY CARY WARE & FREIDENRICH LLP

GRAY CARY WARE & FREIDENRICH LLP

EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this registration statement of Ross Stores, Inc. on Form S-8 of our report dated April 1, 2004, appearing in the Annual Report on Form 10-K of Ross Stores Inc. for the fiscal year ended January 31, 2004.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
San Francisco, California

May 21, 2004